UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 19, 2014, Jazz Technologies, Inc. (the “Company”), together with its domestic subsidiaries and its parent, Tower Semiconductor Ltd. (“Tower”), entered into an exchange agreement (the “Exchange Agreement”) with certain holders (the “Participating Holders”) with respect to approximately $45 million principal amount of the Company’s outstanding 8% senior notes due June 2015 (the “Old Notes”).  Under the Exchange Agreement, the Participating Holders agreed to exchange their Old Notes for approximately $48 million in aggregate principal amount of newly-issued 8% senior convertible notes of the Company due 2018 (the “New Notes”).  In addition, on the same date, the Company, Tower and certain of the Participating Holders (the “Purchasers”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which the Purchasers agreed to buy $10 million aggregate principal amount of New Notes at for an aggregate  of $9.2 million in cash.  On March 25, 2014, the transactions contemplated by the Exchange Agreement and the Purchase Agreement were consummated, resulting in the issuance of the New Notes in exchange for the Old Notes in accordance with the terms of the Exchange Agreement and the sale of the New Notes in accordance with the terms of the Purchase Agreement.

For additional information regarding the exchange transaction, the purchase transaction and the terms of the New Notes, including a description of the indenture and registration rights agreements entered into at the closing, see our Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2014, which Report is incorporated by reference herein.

Neither of the exchange transaction or purchase transaction has been registered, and neither will be registered, under the Securities Act of 1933, as amended (the “Securities Act”), and the securities offered in such transactions may not be offered or sold in the United States absent registration or an applicable exemption from registration.  The exchange transaction was entered into with the Participating Holders, and the purchase transaction was entered into with the Purchasers, in reliance upon applicable exemptions from the registration requirements of the Securities Act.  This disclosure is not an offer to exchange or sell, or a solicitation of an offer to exchange or sell, any securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: March 26, 2014	By:	/s/ Ronit Vardi
Ronit Vardi
Chief Financial Officer

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